Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No.1 to the Registration Statement (Form F-3/A 333-293553) and related Prospectus of SciSparc Ltd. and to the incorporation by reference therein of our report dated April 24, 2025 (except for Note 1(d), as to which the date is July 8, 2025), with respect to the consolidated financial statements of SciSparc Ltd. for the year ended December 31, 2024, included in its Annual Report (Form 20-F/A) filed with the Securities and Exchange Commission.

August 19, 2026	/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	A member of EY Global